Exhibit 99.1

RESOLUTE ENERGY CORPORATION ANNOUNCES ACQUISITION AND

DISPOSITION OF ANETH FIELD INTERESTS

- Acquired Additional Working Interests in Aneth Field from Denbury Resources Inc. -

- Entered into Agreement with Navajo Nation Oil and Gas Company to Sell Certain Interests in Aneth Field -

- Earnings Call Scheduled for May 7, 2012 -

Denver, Colorado – April 11, 2012 – Resolute Energy Corporation (“Resolute” or the “Company”) (NYSE: REN) today announced that it has entered into two transactions regarding its interest in Greater Aneth Field through which Resolute and Navajo Nation Oil and Gas Company (“NNOG”) will consolidate their interests in the field to strengthen and clarify their strategic relationship.

In the first transaction, Resolute entered into an agreement with affiliates of Denbury Resources Inc. pursuant to which Resolute and NNOG acquired all of Denbury’s interests in Aneth Field for total cash consideration of $75 million. These working interests were acquired by Resolute and NNOG on a 50%/50% basis and were the last significant ownership interests in the field that were not owned by Resolute and NNOG. The interests are located in the Aneth Unit and the Ratherford Unit. The transaction has an effective date of January 1, 2012.

Contemporaneously with this transaction, Resolute and NNOG also entered into an amendment to the Cooperative Agreement between the parties. Among other changes, this amendment allowed NNOG to exercise an option to purchase 10% of the interest owned by Resolute in Greater Aneth Field before giving effect to the Denbury transaction discussed above. This option was exercised for cash consideration of $100 million. The parties entered into a purchase and sale agreement relating to the option exercise which provides that the transaction will be closed and paid for in two equal transfers, each for 5% of Resolute’s interest in the properties. The transfers will take place in July 2012 and January 2013, each with an effective date of January 1, 2012. The transaction is subject to customary purchase price adjustments and secured by a 10% deposit.

The Cooperative Agreement amendment stipulates that NNOG has one remaining option to purchase an additional 10% of Resolute’s interest in the Aneth Field properties. The remaining option has a fixed exercise date of July 2017, and applies to 10% of Resolute’s interest in the Aneth Field properties (as it stood prior to this current option exercise and excluding the interest acquired from Denbury and certain other minority interests) at the then fair market value of such interest.

The net effect of the acquisition of properties from Denbury and the sale of properties to NNOG, following full consummation, will result in Resolute’s working interests in the Aneth Unit and the Ratherford Unit remaining essentially unchanged at 62% and 59%, respectively, and its working interest in the McElmo Creek Unit being reduced to 67.5% from 75%. This is a result of the fact that Denbury did not own any interest in the McElmo Creek Unit. Had the transactions closed on January 1, 2012, Resolute’s proved reserves would have been approximately 1.9 MMBoe lower than previously reported and it would have received net cash proceeds of $62.5 million. Due to the deferred nature of the NNOG closings, the actual reserves transferred will be lower. As required by generally accepted accounting principles, the reserves associated with the properties being sold to NNOG will remain on Resolute’s books, and the Company will record the production, revenue, capital costs and expenses from the acquired properties until such time as the sales to NNOG are closed. The net proceeds of production from January 1, 2012, through each of the closing dates will be an offset to the purchase price to be paid at such closing.

The amendment to the Cooperative Agreement also provides for certain additional administrative clarifications, and formalizes Resolute’s arrangement with NNOG regarding life-of-lease access to NNOG’s crude oil truck loading facility.

Commenting on the transactions, Nicholas J. Sutton, Resolute’s Chairman and Chief Executive Officer, said: “These transactions, taken together, have strong economics for Resolute while presenting NNOG and the Navajo Nation the opportunity to increase their ownership interest in Aneth Field and the tertiary recovery projects that we have undertaken there. Furthermore, the Cooperative Agreement has been brought up to date and has brought more certainty to both Resolute and NNOG with regard to NNOG’s remaining rights to acquire interests from Resolute.”

Resolute also announced today that management will participate in the North American Small and Mid-Cap Energy Forum sponsored by Barclays Capital. The presentation will be held at Barclays Capital, 745 Seventh Avenue, New York City on Thursday, April 12, 2012 at 11:30 am Eastern Time.

An updated investor presentation to be used at the conference will be available on Resolute’s website at

http://www.resoluteenergy.com on the morning of April 12, 2012.

Finally, Resolute announced today that it will issue a press release covering operational and financial results for its fiscal quarter ended March 31, 2012, after the market closes on Monday, May 7, 2012. An investor conference call to review the first quarter results will be held on Monday, May 7, 2012, at 5:00 p.m. Eastern Time.

To participate in the call please dial (877) 491-0104 from the United States, or (949) 484-0323 from outside the U.S. The conference call I.D. number is 71088198. Participants should dial in 5 to 10 minutes before the scheduled time and must be on a touch-tone telephone to ask questions. A replay of the call will be available through May 9, 2012, by dialing (855) 859-2056 from the U.S., or (404) 537-3406 from outside the U.S.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “poised,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Such forward looking statements include statements regarding the timing and effects of closing our sale transaction with NNOG; future financial and operating results; statements regarding our production and cost guidance; future production and reserve growth; anticipated capital expenditures; our operating, development and exploration plans; and liquidity and availability of capital. Forward-looking statements in this press release include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: the volatility of oil and gas prices; inaccuracy in reserve estimates and expected production rates; discovery, estimation, development and replacement of oil and gas reserves; the future cash flow, liquidity and financial position of Resolute; the success of the business and financial strategy, hedging strategies and plans of Resolute; the amount, nature and timing of capital expenditures of Resolute, including future development costs; availability and terms of capital; the effectiveness of Resolute’s CO2 flood program; the timing of issuance of permits and rights of way; the timing and amount of future production of oil and gas; availability of drilling, completion and production personnel, supplies and equipment; operating costs and other expenses of Resolute; the success of Resolute in marketing oil and gas; competition in the oil and gas industry; the impact of weather and the occurrence of disasters, such as fires, floods and other events and natural disasters; environmental liabilities; anticipated supply of CO2, which is currently sourced exclusively under a contract with Kinder Morgan CO2 Company, L.P.; operational problems or uninsured or underinsured losses affecting Resolute’s operations or financial results; government regulation and taxation of the oil and gas industry, including the potential for increased regulation of underground injection operations; changes in derivatives regulation; developments in oil-producing and gas-producing countries; Resolute’s relationship with the Navajo Nation and the local Navajo community in the area in which Resolute operates; and the success of strategic plans, expectations and objectives for future operations of Resolute. Actual results may differ materially from those contained in the forward-looking statements in this press release. Resolute undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. You are encouraged to review Item 1A. – Risk Factors and all other disclosures appearing in the Company’s Form 10-K for the year ended December 31, 2011, and subsequent filings with the Securities and Exchange Commission for further information on risks and uncertainties that could affect the Company’s businesses, financial condition and results of operations. All forward-looking statements are qualified in their entirety by this cautionary statement.

About Resolute Energy Corporation

Resolute is an independent oil and gas company focused on the acquisition, exploration, exploitation and development of oil and gas properties, with a particular emphasis on liquids-focused, long-lived onshore U.S. opportunities. Resolute’s producing properties are located in the Paradox Basin in Utah, the Powder River Basin in Wyoming, the Permian Basin in Texas and the Bakken trend of North Dakota. The Company also owns exploration properties in the Permian Basin of Texas and the Big Horn and Powder River Basins of Wyoming.

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Contact:

HB Juengling

Vice President – Investor Relations

Resolute Energy Corporation

303-534-4600

hbjuengling@resoluteenergy.com

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